Exhibit 4.8

Senior Indenture

PHYSICIANS REALTY L.P.

as Issuer

PHYSICIANS REALTY TRUST

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of March 7, 2017

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Table of Contents
(continued)

		Page

SECTION 11.15. U.S.A. Patriot Act		48
SECTION 11.16. Electronic Transactions		48
ARTICLE TWELVE.	SUBORDINATION	48
SECTION 12.01. Agreement to Subordinate		49
SECTION 12.02. Liquidation, Dissolution, Bankruptcy		49
SECTION 12.03. Effect of Legal Defeasance, Covenant Defeasance or Satisfaction and Discharge on Subordination Provisions		49

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CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section

310	(a)	7.10
	(b)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.08
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
	(f)	Not Applicable
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11

i

Trust Indenture Act Section		Indenture Section

316	(a)(last sentence)	2.11
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	11.06
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.07
318	(a)	11.01
	(b)	Not Applicable
	(c)	11.01

ii

EXHIBITS

Exhibit A	FORM OF SECURITY

iii

INDENTURE dated as of March 7, 2017, among PHYSICIANS REALTY L.P., a Delaware limited partnership, the ISSUER (as defined hereinafter), PHYSICIANS REALTY TRUST, a Maryland real estate investment trust, the GUARANTOR (as defined hereinafter) and U.S. Bank National Association, as trustee.

RECITALS

Each of the parties hereto covenants and agrees, for the equal and ratable benefit of the Holders (as defined hereinafter) of the securities issued from time to time under this Indenture (the “Securities”), as follows:

ARTICLE ONE.
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

For all purposes under this Indenture and any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, shall mean the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the General Partner.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner, the principal financial officer of the General Partner, any other authorized officer of the General Partner, or a person duly authorized by any of them, in each case as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee, officer or employee of the General Partner, authorized to take such action by the Board of Directors, as evidenced by a Board Resolution.

“Business Day” means any day other than a Legal Holiday.

“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.

“Company Order” means a written order signed by the General Partner’s principal executive officer, principal financial officer or principal accounting officer and delivered to the Trustee.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to such Securities, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“DTC” means The Depository Trust Company or any of its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“General Partner” means Physicians Realty Trust, as the sole general partner of the Issuer, and any successor thereto.

“Global Security” means a Security in the form of a global security as delivered to the Depositary.

“Guarantee” means a guarantee, if any, by the Guarantor of the Issuer’s obligations with respect to a Series of Securities pursuant to the terms set forth in this Indenture.

“Guaranteed Series of Securities” means a Series of Securities, the obligations of the Issuer with respect to which are guaranteed by the Guarantor.

“Guarantor” means Physicians Realty Trust, a Maryland real estate investment trust, and, subject to the provisions of Article 5 hereof, shall include its successors and assigns.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time. The term “Indenture” shall also include the terms of a particular Series of Securities established pursuant to Section 2.02 hereof.

“Interest Payment Date,” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on such Securities.

“Issuer” means Physicians Realty L.P., a Delaware limited partnership, and any and all successors thereto.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on the amount so payable during the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or Clerk, any Assistant Secretary, or any Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the General Partner that meets the requirements of Sections 11.04 and 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably satisfactory to the Trustee, that meets the requirements of Sections 11.04 and 11.05 hereof (which may be subject to customary assumptions and qualifications). The counsel may be an employee of, or counsel to, the Issuer, the General Partner or the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02. As used herein, “Principal” with respect to an Original Issue Discount Security or any Series thereof, including for purposes of Article Six, means the portion thereby specified in the terms of such Security as then due and payable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream) as indirect participants.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Redemption Date,” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture (not including accrued and unpaid interest to, but not including, the Redemption Date).

“Regular Record Date,” when used with respect to any Series of Securities, means the date specified in such Securities for the determination of Holders entitled to receive payment of an installment of interest on such Securities on the next succeeding Interest Payment Date.

“Responsible Officer” means, with respect to the Trustee, any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who customarily performs functions similar to those performed by such Persons who at the time shall be such officers and who has direct responsibility for the administration of this Indenture at the Corporate Trust Office, respectively, or with respect to a particular corporate trust matter, to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning assigned to it in the preamble of this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Debt,” when used with respect to the Subordinated Securities of any Series, shall have the meaning established pursuant to clause (x) of Section 2.02 with respect to the Subordinated Securities of such Series.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Section 2.02 hereof.

“Special Record Date” for the payment of any Defaulted Interest on the Securities means a date fixed by the Issuer pursuant to Section 2.15 hereof.

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subordinated Securities” means Securities that by the terms established pursuant to clause (x) Section 2.02 are subordinated in right of payment to Senior Debt of the Issuer.

“Subordination Provisions,” when used with respect to the Subordinated Securities of any Series, shall have the meaning established pursuant to clause (x) of Section 2.02 with respect to the Subordinated Securities of such Series.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means securities which are (a) direct obligations of the United States for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, and which are not callable or redeemable at the option of the issuer thereof.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Defaulted Interest”	2.15
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Notice of Default”	6.01
“Paying Agent”	2.06
“Registrar”	2.06
“Successor Person”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“obligor” on the Securities and any Guarantees means the Issuer and the Guarantor, respectively, and any successor obligor upon the Securities and any Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and in the plural include the singular;

(5)            provisions apply to successive events and transactions;

(6)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(7)            unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(8)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(9)            the phrase “in writing” as used herein shall be deemed to include Adobe .pdf attachments and other electronic means of transmission, unless otherwise indicated.

ARTICLE TWO.
THE SECURITIES

SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to Section 2.02 detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 may provide for the method by which specified terms (including interest rate, Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

The Securities of each Series and, if applicable, the notation thereon relating to the Guarantee, shall be in substantially the forms set forth in Exhibit A hereto or in such other form (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities as evidenced by his or her execution of such Securities.

Any certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner; provided, that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officer executing such Securities as evidenced by his or her execution of such Securities.

SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of the other subsections of this Section 2.02) by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution:

(a)            the title of the Securities of the Series (which shall distinguish the Securities of the Series from Securities of any other Series, except to the extent that additional Securities of an existing Series are being issued);

(b)            any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.09, 2.10, 2.12, 2.13, 3.06 or 9.05 and except for any Securities which, pursuant to Section 2.05, are deemed never to have been authenticated and delivered hereunder);

(c)            the Person to whom any interest on a Security of the Series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 2.15;

(d)            the date or dates on which the principal of any Securities of the Series is payable;

(e)            the rate or rates at which the Securities of the Series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(f)            the place or places where the principal of and any premium and interest on any Securities of the Series shall be payable;

(g)            the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the Series may be redeemed, in whole or in part, at the option of the Issuer;

(h)            the obligation, if any, of the Issuer to redeem or purchase any Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i)            if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such Series shall be issuable;

(j)            whether the amount of payments of principal, premium, if any, or interest, if any, on the Securities of the Series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more interest rate, currency, commodity, equity or other indices), and the manner in which such amounts shall be determined;

(k)            the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on any Securities of the Series shall be payable, if other than the currency of the United States of America;

(l)            if the principal of and any premium and interest on the Securities of the Series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of and any premium and interest on Securities of such Series as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(m)            if other than the principal amount thereof, the portion of the principal amount of any Securities of the Series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(n)            if the principal amount payable at the Stated Maturity of any Securities of the Series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(o)            any addition to or change in the provisions related to satisfaction and discharge or Covenant Defeasance or Legal Defeasance in Article Eight, or the inapplicability of such Articles or provisions therein to the Securities of such Series;

(p)            if applicable, that any Securities of the Series shall be issuable in whole or in part in the form of one or more temporary or permanent Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.09 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(q)            any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(r)            any addition to or change in the provisions set forth in Article Four which applies to Securities of the Series;

(s)            if applicable, that the Securities of the Series are convertible into or exchangeable for any securities of any Person (including the Issuer), the period or periods within which, the price or prices at which and the terms and conditions upon which, and the limitations and restrictions, if any, upon which, any Securities of the Series shall be so convertible or exchangeable, and any additions or changes to this Indenture, if any, to permit or facilitate such conversion or exchange;

(t)            the place or places where any Securities of the Series may be surrendered for registration of transfer, where Securities of the Series may be surrendered for exchange, where Securities of the Series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Issuer in respect of the Securities of the Series and this Indenture may be served;

(u)            the form of the Securities of such Series;

(v)            whether the Securities of such Series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(w)            the Guarantor of the Securities of such Series pursuant to Article Ten, and the form and terms of the Guarantees (including provisions relating to seniority or subordination of such Guarantees and the release of the Guarantor), if any, of any payment or other obligations on such Securities and any additions or changes to this Indenture to permit or facilitate guarantees of such Securities;

(x)            if any Securities of the Series are Subordinated Securities, the terms pursuant to which the Securities of such Series will be made subordinate in right of payment to Senior Debt and the definition of such Senior Debt with respect to such Series (in the absence of an express statement to the effect that the Securities of such Series are subordinate in right of payment to all such Senior Debt, the Securities of such Series shall not be subordinate to Senior Debt and shall not constitute Subordinated Securities); and, in the event that the Securities of such Series are Subordinated Securities, such Board Resolution, supplemental indenture or Officer’s Certificate, as the case may be, establishing the terms of such Series shall expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Securities of such Series;

(y)            if any payment or other obligations on Securities of such Series are to be secured by any property, the nature of such security and provisions related thereto;

(z)            any restriction or condition on the transferability of the Securities of such Series;

(aa)          any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such Series;

(bb)         provisions, if any, granting special rights to Holders of Securities of such Series upon the occurrence of specified events;

(cc)          any addition or change in the provisions related to supplemental indentures set forth in Article Nine which applies to Securities of such Series;

(dd)         the percentage of the principal amount at which the Issuer will issue the Securities, and, if other than the principal amount of the Securities, the portion of the principal amount of the Securities payable upon Maturity of the Securities;

(ee)          whether such interest will be payable in cash or additional Securities of the same Series or will accrue and increase the aggregate principal amount outstanding of such Series; and

(ff)           any other terms of the Securities of such Series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such Series).

If any of the terms of the Securities are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Securities.

SECTION 2.03. Securities in Global Form. Securities issued as a Global Security shall represent such of the outstanding Securities as specified therein and any such Global Security may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.

Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in certificated form.

Notwithstanding the provisions of Sections 2.15 or 4.01 hereof or any other provision of this Indenture, payment of principal of and any interest on any Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and holder of any Global Security for all purposes under this Indenture.

The Issuer initially appoints DTC to act as the Depositary for the Securities.

SECTION 2.04. Denominations. Unless otherwise provided as contemplated by Section 2.02 with respect to the Securities of any Series, any Securities of such Series, other than Securities issued in global form (which may be of any denomination), shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.05. Execution, Authentication, Delivery and Dating. An Officer of the General Partner on behalf of the Issuer shall execute the Securities by manual, facsimile or Adobe .pdf signature in the name and on behalf of the Issuer. Any notation of Guarantee on the Securities shall be executed on behalf of the Guarantor by an Officer by manual, facsimile or Adobe .pdf signature in the name and on behalf of the Guarantor. Securities and any notation of Guarantee bearing the manual, facsimile, or Adobe .pdf signatures of individuals who were at any time the proper officers of the General Partner or the Guarantor, as the case may be, shall bind the Issuer or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

A Security shall not be valid until authenticated by the manual, facsimile or Adobe .pdf signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the General Partner on behalf of the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities upon the Trustee’s receipt of the following (upon which the Trustee shall be fully protected in relying, subject to Section 7.02):

(1)            the Board Resolution, supplemental indenture or Officer’s Certificate establishing the terms of the Securities of that Series pursuant to Section 2.02;

(2)            an Officer’s Certificate complying with Sections 11.04 and 11.05 (which may be part of or separate from any Officer’s Certificate pursuant to the preceding clause (1)); and

(3)            an Opinion of Counsel complying with Sections 11.04 and 11.05 stating that such Securities have been duly authorized, and, when completed by appropriate insertions and executed and delivered by the General Partner on behalf of the Issuer to the Trustee for authentication in accordance with this Indenture, issued by the Issuer in the manner and subject to any reasonable conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other customary assumptions and qualifications; and such Opinion of Counsel shall also state that the authentication and delivery of such Securities by the Trustee in accordance with the directions of the Issuer so to do, and the Issuer’s execution and delivery of the Securities of such Series, will comply with the terms of this Indenture.

Notwithstanding the foregoing, the Trustee shall have the right to decline to authenticate and deliver any Security:

(1)            if the Trustee, being advised by counsel, determines that such action may not be lawfully taken;

(2)            if the Trustee in good faith determines that such action would expose the Trustee to personal liability to Holders of any outstanding Securities; or

(3)            if the Trustee determines that such action would affect the Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate and signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Each Security shall be dated the date of its authentication.

SECTION 2.06. Registrar and Paying Agent. The Issuer shall maintain, with respect to the Securities of each Series, an office or agency where the Securities of such Series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where the Securities of such Series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of each Series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar of a Series of Securities without notice to any Holder. The Issuer shall notify the Trustee of a Series of Securities in writing of the name and address of any Agent for such Series not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent of a Series of Securities, the Trustee for such Series shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for all Securities issued under this Indenture.

SECTION 2.07. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent (other than the Trustee) of a Series of Securities to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities of the applicable Series or the Trustee of the applicable Series all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on the Securities of such Series, and will notify the Trustee of such Series of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee of such Series may require a Paying Agent of such Series to pay all money held by it to the Trustee of such Series. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for the money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the applicable Series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.08. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities and the Issuer shall otherwise comply with TIA § 312(a).

SECTION 2.09. Registration, Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Securities at an office or agency of the Issuer designated pursuant to Section 4.05 hereof for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount. The Issuer shall not charge a service charge for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Sections 2.15, 3.06 or 9.05 hereof, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the fourth paragraph) of this Section 2.09, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or its nominee to a successor of the Depositary or a nominee of the successor. Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.

Each Global Security is exchangeable for Securities in certificated form only if (i) the Depositary notifies the Issuer that it is no longer willing or able to act as a depositary for the Global Securities or ceases to be a clearing agency registered under the Exchange Act, and the Issuer has not appointed a successor depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered, (ii) an Event of Default has occurred and is continuing, and the Depositary requests the issuance of certificated Securities, (iii) the Issuer determines (subject to the Depositary’s procedures) not to have the Securities represented by a Global Security or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified in an applicable supplemental indenture. In any such event the Issuer will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities, will authenticate and deliver, Securities in certificated form in exchange for such Global Security. In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in registered form only, without coupons.

Upon the exchange of a Global Security for Securities in certificated form, such Global Security shall be cancelled by the Trustee. All cancelled Global Securities held by the Trustee shall be destroyed by the Trustee, upon written request from the Issuer, and a certificate of their destruction delivered to the Issuer. Securities in certificated form issued in exchange for a Global Security pursuant to this Section 2.09 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities as instructed in writing by the Depositary.

At the option of the Holders of certificated Securities, certificated Securities may be exchanged for other certificated Securities of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the certificated Securities to be exchanged at such office or agency. Whenever any certificated Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the certificated Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning 15 Business Days before any selection of such Securities to be redeemed and ending at the close of business on the day of the sending of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.10. Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond in such an amount and on such terms as deemed by the Issuer must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including, with limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.11. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.11 as not outstanding. Except as set forth in Section 2.12 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security. Subject to the foregoing, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder (including, without limitation, determinations pursuant to Articles Six and Nine hereof), only Securities outstanding at the time of such determination shall be considered in any such determination.

If a Security is replaced pursuant to Section 2.10 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or at Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.12. When Securities Disregarded. For purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action under this Indenture, Securities owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 2.13. Temporary Securities. Until certificates representing Securities are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture as permanent Securities.

SECTION 2.14. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities according to its normal operating procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.15. Payment of Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

If the Issuer defaults in a payment of interest on the Securities which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Securities. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send or cause to be sent, by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary), a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.15 and Section 2.09 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.16. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (and subject to Sections 2.09 and 2.15 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee will have any responsibility or liability for any aspect of the Depositary’s records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests.

SECTION 2.17. Computation of Interest. Except as otherwise specified for a Series of Securities, interest on the Securities of each Series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.18. CUSIP Numbers, Etc. The Issuer, in issuing the Securities, may use “CUSIP,” “ISIN” and Common Code numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP,” “ISIN” and Common Code numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the “CUSIP,” “ISIN” and Common Code numbers.

ARTICLE THREE.
REDEMPTION AND PREPAYMENT

SECTION 3.01. Notices to Trustee. The Issuer may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities, or may covenant to redeem and pay the Series of Securities, or any part thereof, prior to the Stated Maturity thereof at such time and on such terms as provided for in such Series of Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of such Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the paragraph of the Securities and/or Section of this Indenture (or Board Resolution, supplemental indenture or Officer’s Certificate) pursuant to which the redemption shall occur, the Redemption Date and the principal amount of Securities of such Series to be redeemed plus accrued interest, if any, to, but not including, the Redemption Date and the Redemption Price. The Issuer shall give such notice to the Trustee at least 15 days before the Redemption Date.

SECTION 3.02. Selection of Securities to be Redeemed. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, if less than all of the Securities of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities of such Series to be redeemed or purchased (1) in compliance with applicable Depositary procedure or the requirements of the principal national securities exchange, if any, on which the Securities of such Series are then listed, and (2) otherwise on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, no Securities of $2,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall make the selection from outstanding Securities of a Series not previously called for redemption. The Trustee shall not be liable for selections made by it under this Section.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of that Security to be redeemed. With respect to any Security other than Global Securities, a new Security in principal amount equal to the unredeemed portion of the original Security presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Security. Notices of redemption may be subject to the satisfaction of one or more conditions precedent to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02; otherwise, a notice of redemption may not be conditional. Subject to the satisfaction of any conditions precedent to such redemption (to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02), Securities called for redemption become irrevocably due on the date fixed for redemption at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date. On and after the Redemption Date, unless the Issuer defaults in paying the applicable Redemption Price, interest ceases to accrue or accrete on Securities or portions of them called for redemption. If a redemption is subject to the satisfaction of one or more conditions precedent (to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02), the Redemption Date may be delayed by the Issuer until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. In such case, references herein to “Redemption Date” mean the original Redemption Date or the Redemption Date so delayed.

SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days (provided that such period may be longer in the case of a redemption in connection with a Legal Defeasance, Covenant Defeasance or satisfaction and discharge pursuant to Article Eight) before a Redemption Date, the Issuer shall send or cause to be sent, by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary), a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. The notice shall identify the Series of Securities, and the principal amount of Securities of such Series, to be redeemed and shall state:

(1)            the Redemption Date;

(2)            the Redemption Price or the calculation of the Redemption Price, in each case, including interest accrued and unpaid to, but not including, the Redemption Date;

(3)            if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4)            the name and address of the Paying Agent;

(5)            that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)            any conditions precedent to such redemption and, if the Issuer elects to do so, that the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion);

(7)            that, unless the Issuer defaults in paying such Redemption Price, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(8)            the paragraph of the Securities and/or provision of this Indenture or any supplemental indenture pursuant to which the Securities called for redemption are being redeemed;

(9)            the CUSIP, ISIN and/or Common Code number, if any, printed on the Securities being redeemed; and

(10)          that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and/or Common Code number, if any, contained in such notice or printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 15 days prior to the Redemption Date, an Officer’s Certificate pursuant to Section 2.02 requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03 hereof, subject to the satisfaction of any conditions precedent to such redemption, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to, but not including, the Redemption Date. Any redemption may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust. In addition, if any money deposited with the Trustee or with the Paying Agent, or held by the Issuer, in respect of any redemption of Securities remains unclaimed for two years after the applicable Redemption Date, such money shall be handled in accordance with Section 8.06.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and, upon the Issuer’s written request, with respect to any Security other than Global Securities, the Trustee shall authenticate for the Holder (at the Issuer’s expense and subject to Section 2.05) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Sinking Fund. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, the Securities will not have the benefit of any sinking fund.

ARTICLE FOUR.
COVENANTS

SECTION 4.01. Payment of Securities. The Issuer covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually make all payments of principal of, premium, if any, on and interest, if any, on the Securities of such Series on the dates and in the manner provided in such Series of Securities and this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments of principal of, premium, if any, on and interest, if any, then due on the Securities of such Series.

SECTION 4.02. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the General Partner they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.03. Further Instruments and Acts. The Issuer shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.04. Existence. Subject to Article Five hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents (as the same may be amended from time to time).

SECTION 4.05. Maintenance of Office or Agency. The Issuer shall maintain an office or agency (which may be an office of the Trustee, an affiliate of the Trustee or Registrar) where the Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer also may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, with respect to any Global Security, the address for the Trustee, U.S. Bank Global Corporate Trust Services, 111 Fillmore Avenue E., St. Paul, MN 55107-1402, shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, the Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.06 hereof.

ARTICLE FIVE.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.01. Issuer and Guarantor May Consolidate, Etc., Only on Certain Terms. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, neither the Issuer nor the Guarantor shall consolidate or amalgamate with, or merge into, any other Person, or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person unless:

(a)            the Person formed by such consolidation or amalgamation or into which the Issuer or the Guarantor, as applicable, is merged or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Issuer or the Guarantor, as applicable, as, or substantially as, an entirety shall be a corporation (the “Successor Person”) and shall expressly assume, by a supplemental indenture in the form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, (1) in the case of a Successor Person to the Issuer, the due and punctual payment of the principal of and any premium and interest on all the Securities of any Series and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed or (2) in the case of a Successor Person to the Guarantor, all of the obligations of the Guarantor under the Guarantee of the Guarantor and the performance or observance of every covenant of the Indenture on the part of the Guarantor to be performed or observed;

(b)            immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(c)            the Issuer or the Guarantor, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction and the supplemental indenture in respect thereto have been complied with.

However, clause (a) of this Section 5.01 shall not apply in circumstances under which Section 10.04 provides for the release of the Guarantee of the Guarantor.

SECTION 5.02. Successor Person Substituted. Upon any consolidation or amalgamation of the Issuer or the Guarantor, as applicable, with or merger of the Issuer or the Guarantor, as applicable, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or the Guarantor , as applicable, as, or substantially as, an entirety in accordance with Section 5.01, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as applicable, with respect to each Series of Securities then outstanding under this Indenture with the same effect as if such Successor Person had been named therein as the Issuer or the Guarantor, as applicable, and thereafter the Issuer or the Guarantor, as applicable, will be released from all obligations and covenants under this Indenture and the Securities, as the case may be, and may liquidated and dissolve.

ARTICLE SIX.
DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, each of the following constitutes an “Event of Default” with respect to a Series of Securities:

(1)            Default in the payment of interest when due on the Securities of such Series within 90 days of when such amount becomes due and payable;

(2)            Default in the payment of principal of or premium, if any, on any Security of such Series when due at its Maturity, upon optional redemption, upon required repurchase or otherwise; provided, however, that a valid extension of the Maturity in accordance with the terms hereof shall not constitute a default in the payment of principal;

(3)            the Issuer fails to comply with any of its covenants or agreements in the Securities of such Series or this Indenture with respect to such Series of Securities (other than a covenant or agreement that does not apply to such Series of Securities, or a failure that is subject to the foregoing clauses (1), (2) or (3)) and such failure to cure (or obtain a waiver of) such default continues for 90 consecutive days after receipt by the Issuer of written notice of the Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such Series then outstanding, which notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”;

(4)            the Issuer or, in the case of any Guaranteed Series of Securities only, the Guarantor of such Guaranteed Series of Securities, pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case;

(B)            consents to the entry of an order for relief against it in an involuntary case;

(C)            consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)            makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(5)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Issuer or, in the case of any Guaranteed Series of Securities, the Guarantor of such Guaranteed Series of Securities, in an involuntary case;

(B)            appoints a Custodian of the Issuer or, in the case of any Guaranteed Series of Securities, the Guarantor of such Guaranteed Series of Securities, or for all or substantially all of its property; or

(C)            orders the winding up or liquidation of the Issuer or, in the case of any Guaranteed Series of Securities, the Guarantor of such Guaranteed Series of Securities;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days; or

(6)            any other event of default described as may be specified in the applicable supplemental indenture with respect to such Series of Securities.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means, for the purposes of this Article Six, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. (a) If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(4) or (5) with respect to the Issuer or, in the case of a Guaranteed Series of Securities, the Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of such Series by notice to the Issuer in writing (and to the Trustee, if given by Holders of the Securities of such Series) specifying the Event of Default, may declare the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of acceleration on all the Securities of such Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) with respect to the Issuer or, in the case of a Guaranteed Series of Securities, the Guarantor occurs, the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of such Event of Default on all the Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such Series.

(b)            At any time after the principal of the Securities of a Series shall have been so declared due and payable (or shall have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of such Series then outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, and waive such Event of Default, if any and all Events of Default under this Indenture with respect to such Series of Securities, other than the nonpayment of accelerated principal, premium (if any), or interest (if any) on Securities of such Series that shall not have become due by their terms, shall have been cured or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Securities of such Series or to enforce the performance of any provision of such Series of Securities or this Indenture.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any Series by written notice to the Trustee may waive an existing Default with respect to such Series of Securities and its consequences except a continuing Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security of such Series. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. For the avoidance of doubt, subject to Section 6.02 hereof and this Section 6.04, the Holders of a majority in aggregate principal amount of the then outstanding Securities of a Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, with respect to such Series of Securities.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of the Securities of such Series or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security of a Series when due, as provided in Section 6.07, no Holder of a Security of any Series may pursue any remedy with respect to this Indenture or the Securities of such Series unless:

(1)            the Holder previously gave the Trustee written notice stating that an Event of Default with respect to such Series of Securities is continuing;

(2)            the Holders of at least a majority in aggregate principal amount of the outstanding Securities of such Series make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders of the Securities of such Series offer to the Trustee security or indemnity satisfactory to it to the Trustee against any loss, liability or expense;

(4)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series do not give the Trustee a written direction inconsistent with the request during such 60-day period.

It is understood and intended and expressly covenanted by the taker and holder of every Security, with every other taker and holder with the Trustee that a Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of the Securities of such Series or to obtain a preference or priority over another Holder of the Securities of such Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to a Series of Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium, if any, and interest, if any, then due and owing on the Securities of such Series (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six with respect to the Securities of a Series, it shall pay out the money or property in the following order:

FIRST:                  to the Trustee for amounts due under Section 7.07;

SECOND:            to Holders of the Securities of such Series for amounts due and unpaid on the Securities of such Series for the principal amount of, premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the principal amount of, premium, if any, and accrued and unpaid interest, respectively; and

THIRD:                to the Issuer or to such party as a court of competent jurisdiction shall direct, including, for any Guaranteed Series of Securities, the Guarantor of such Series.

The Trustee may fix a record date and payment date for any payment to Holders of a Series of Securities pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) to each Holder of such Series of Securities and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any Series.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor, in the case of any Guaranteed Series of Securities, the Guarantor (to the extent the Issuer or the Guarantor may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN.
TRUSTEE

SECTION 7.01. Duties of Trustee. (a)                  If an Event of Default of which a Responsible Officer has knowledge has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default of which a Responsible Officer has knowledge with respect to such Series of Securities:

(1)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such Series, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate pursuant to Section 2.02 and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may, with respect to the Securities of such Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with any remedy available to the Trustee, or by exercising any trust or power conferred upon the Trustee under this Indenture, or with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(g)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a)                  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)            The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the General Partner of the Issuer.

(g)            The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any Series of Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of such Series and this Indenture. Except for a Default under Section 6.01(1) or (2) hereof, the Trustee shall not be charged with actual knowledge of any Event of Default or Default with respect to a Series of Securities unless the Trustee at the Corporate Trust Office of the Trustee is notified in writing of such Default or Event of Default by the Issuer or the Holders of at least 25% in the aggregate principal amount of all Securities of such Series then outstanding.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee, in its sole discretion, against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k)            The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)            The Trustee may request that the Issuer provide a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)            The permissive rights of the Trustee shall not be construed as a duty.

(p)            The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with, the Issuer’s or any Guarantor’s covenants under this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any Series, it shall not be accountable for the Issuer’s use of the proceeds from the Securities of any Series, and it shall not be responsible for any statement of the Issuer in this Indenture, in the Securities of any Series, or in any document executed in connection with the sale of the Securities of any Series, other than those set forth in the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default with respect to any Series of Securities occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) to each Holder of the Securities of such Series notice of the Default within the later of 90 days after it occurs or 30 days after a Responsible Officer obtains actual acknowledge of such Default. The Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of the Securities of such Series.

SECTION 7.06. Reports by Trustee to Holder. If required by § 313(a) of the TIA within 60 days after each April 15 following the date of initial issuance of Securities under this Indenture, for so long as Securities remain outstanding, the Trustee shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) to each Holder a brief report dated as of such reporting date that complies with § 313(a) of the TIA. The Trustee shall also comply with § 313(b) of the TIA.

A copy of each report at the time of its sending to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services (including, if necessary, compensation for extraordinary services) as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) incurred by or in connection with the administration of this Indenture and the performance of its duties hereunder; provided that the Issuer need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by an indemnified party through such party’s own gross negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon a Responsible Officer obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any additional payments on the Securities of such Series.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to any Series of Securities by so notifying the Issuer. The Holders of a majority in principal amount of the Securities of a Series may remove the Trustee with respect to such Series of Securities and may appoint a successor Trustee with respect to such Series of Securities by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer shall remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or its property; or

(d)            the Trustee otherwise becomes incapable of acting.

If, with respect to one or more Series of Securities, the Trustee resigns, is removed by the Issuer or is removed by the Holders of a majority in principal amount of the Securities of such Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee with respect to such Series of Securities. In the event that two or more Persons are acting as Trustee with respect to different Series of Securities under this Indenture, each of the Trustees will be a Trustee of a trust separate and apart from the trust administered by any other Trustee.

A successor Trustee with respect to a Series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee of such Series of Securities and to the Issuer. Thereupon the resignation or removal of the retiring Trustee with respect to such Series of Securities shall become effective, and the successor Trustee with respect to such Series of Securities shall have all the rights, powers and duties of the Trustee under this Indenture, and thereupon the duties and obligations of the predecessor with respect to such Series of Securities shall cease and terminate. The successor Trustee with respect to a Series of Securities shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) a notice of its succession to Holders of the Securities of such Series. The retiring Trustee with respect to such Series of Securities shall promptly, upon the payment of the fees and expenses owed to the retiring Trustee, transfer all property held by it as Trustee to the successor Trustee with respect to such Series of Securities, subject to the lien provided for in Section 7.07.

If a successor Trustee with respect to a Series of Securities does not take office within 60 days after the retiring Trustee with respect to such Series of Securities resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of such Series may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series of Securities.

If the Trustee fails to comply with Section 7.10, any Holder of the Securities of any Series may petition any court of competent jurisdiction for the removal of the Trustee with respect to such Series of Securities and the appointment of a successor Trustee with respect to such Series of Securities.

Notwithstanding the replacement of the Trustee with respect to any Series of Securities pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to such Series of Securities.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities of any Series shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). Any Trustee which acquires a conflicting interest (as defined under TIA § 310(b)) must eliminate such interest or resign. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT.
LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to a Series of Securities, the Issuer and the Guarantor of such Series of Securities shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities of such Series and all Guarantees (if any) of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire debt represented by the outstanding Securities of such Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Securities of such Series and this Indenture with respect to such Series of Securities, including obligations of the Guarantor (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder with respect to such Series of Securities:

(a)            the rights of the Holders of the outstanding Securities of such Series to receive payments in respect of the principal of, or interest or premium, if any, on, such Securities of such Series when such payments are due from the trust referred to in Section 8.04 hereof;

(b)            the Issuer’s obligations with respect to the Securities of such Series under Sections 2.06, 2.07, 2.08, 2.09 and 2.10;

(c)            the rights, powers, trusts, duties and immunities of the Trustee of such Series of Securities hereunder and the Issuer’s obligations in connection therewith under Article Two and Article Seven (including, but not limited to, the rights of the Trustee and the duties of the Issuer under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(d)            Sections 8.01, 8.02, 8.05, 8.06 and 8.07.

If the Issuer exercises its option under this Section 8.02 with respect to one or more Series of Securities, payment of such Series of Securities may not be accelerated. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 with respect to any Series of Securities notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to any Series of Securities.

SECTION 8.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenant contained in Section 4.04, and any covenants provided pursuant to clause (r) of Section 2.02 or added pursuant to Section 9.01, and Section 5.01 of this Indenture and from the operation of Section 6.01(3) of this Indenture with respect to such covenants, and any Events of Default provided pursuant to clause (q) of Section 2.02 or added pursuant to Section 9.01, and the bankruptcy provisions in Sections 6.01(4) and Section 6.01(5) of this Indenture with respect to the Guarantor of such Series, as applicable (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of the Securities of such Series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series and any Guarantees (if any) of such Series of Securities, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such Series of Securities, but, except as specified above, the remainder of this Indenture and the Securities of such Series shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to a Series of Securities, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3) hereof (solely with respect to the covenant described in Section 4.04, and any covenants provided pursuant to clause (r) of Section 2.02 or added pursuant to Section 9.01, and Section 5.01 of this Indenture), any Events of Default provided pursuant to clause (q) of Section 2.02 or added pursuant to Section 9.01 hereof, Section 6.01(4) (solely with respect to the Guarantor of such Series), and Section 6.01(5) hereof (solely with respect to the Guarantor of such Series) shall not constitute an Event of Default with respect to the Securities.

SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities of any Series:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a Series of Securities:

(a)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Securities of such Series on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Securities of any Series are being defeased to such stated date for payment or to a particular Redemption Date;

(b)            in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(1)            the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)            since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that the Holders of the outstanding Securities of any Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;

(f)            the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Securities of such Series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)            the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by section (b) above with respect to Legal Defeasance need not be delivered if all Securities theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the making of a notice of redemption or otherwise, (B) will become due and payable within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer.

SECTION 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 or Section 8.08 hereof in respect of the outstanding Securities of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of such Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States delivered to the Trustee (which may be the certificate, report or opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to the applicable Series of Securities.

SECTION 8.06. Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or, if then held by the Issuer, shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with Sections 8.02, 8.03 or 8.08 hereof, as the case may be, with respect to a Series of Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02, 8.03 or 8.08 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02, 8.03 or 8.08 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. Satisfaction and Discharge of Indenture. If at any time: (a) the Issuer shall have delivered to the Trustee for cancellation all Securities of a Series theretofore authenticated (other than any Securities of such Series that shall have been mutilated, lost, destroyed or stolen and that shall have been replaced or paid as provided in Section 2.10 and Securities of such Series for whose payment money and/or U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereupon repaid to the Issuer or discharged from such trust, as provided in Section 8.06); or (b) any Securities of any Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay at Maturity or upon redemption all Securities of such Series not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due on the Securities of such Series to such Maturity or date fixed for redemption, as the case may be, and if the Issuer shall also pay or cause to be paid all other sums payable hereunder with respect to the Securities of such Series by the Issuer, and shall have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to the Securities of such Series and any Guarantees of the Securities of such Series except for:

(a)            in the case of clause (b) above, the Issuer’s obligations with respect to the Securities of such Series under Sections 2.06, 2.07, 2.08, 2.09 and 2.10;

(b)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Issuer under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(c)            Sections 8.05, 8.06, 8.07 and 8.08,

each of which shall survive until the Securities of such Series have been paid in full (thereafter, the Issuer’s obligations in Section 7.07 only shall survive).

Upon the Issuer’s exercise of this Section 8.08, the Trustee, on demand of the Issuer and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series of Securities.

ARTICLE NINE.
AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Issuer, the Guarantor (in the case of a Guaranteed Series of Securities) and the Trustee may amend or supplement this Indenture or the Securities of any Series without the consent of any Holder:

(a)            to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

(b)            to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Securities of any Series or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Securities of any Series;

(c)            to add Events of Default for the benefit of the Holders of the Securities of any Series;

(d)            to amend or supplement any provisions of this Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the Holders of any Securities of any Series then outstanding;

(e)            to secure the Securities of any Series;

(f)            to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g)            to provide for rights of Holders of Securities of any Series if any consolidation, merger or sale of all or substantially all of property or assets of the Issuer and the Guarantor occurs;

(h)            to cure any ambiguity, defect or inconsistency in this Indenture; provided, that this action shall not adversely affect the interests of the Holders of the Securities of any Series in any material respect;

(i)            to provide for the issuance of additional Securities of any Series in accordance with the limitations set forth in this Indenture;

(j)            to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Securities of any Series; provided, that the action shall not adversely affect the interests of the Holders of the Securities of any Series in any material respect; or

(k)            to conform the text of this Indenture, the Guarantee or the Securities of any Series to any provision of the description thereof set forth in the prospectus to the extent that such provision in the prospectus was intended to be a verbatim recitation of a provision in this Indenture, the Guarantee or the Securities of any Series.

SECTION 9.02. With Consent of Holders. The Issuer, the Guarantor (in the case of a Guaranteed Series of Securities) and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) affected by such amendment. However, without the consent of each Holder affected, an amendment may not:

(a)            change the Stated Maturity of the principal of or any installment of interest on the Securities of any Series, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Securities of any Series, or adversely affect any right of repayment of the Holder of the Securities of any Series, change the place of payment, or the coin or currency, for payment of principal of or interest on any Securities of any Series or impair the right to institute suit for the enforcement of any payment on or with respect to the Securities of any Series;

(b)            reduce the percentage in principal amount of the outstanding Securities of any Series necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c)            modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Issuer or the Guarantor in respect of the due and punctual payments of principal and interest; or

(d)            modify any of this Section 9.02 or Section 6.04 hereof or any of the provisions relating to the waiver of certain past Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Securities of any Series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Issuer shall send or cause to be sent, by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary), to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer and the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of the Securities, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and (subject to Section 7.02) shall be fully protected in conclusively relying, and shall be entitled to conclusively rely, upon an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE TEN.
GUARANTEES

This Article Ten shall apply only to a Series of Securities that is indicated in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 as having a Guarantee and only for so long as, and to the extent of, such Guarantee.

SECTION 10.01. Guarantee. (a) Subject to the other provisions of this Article Ten, the Guarantor hereby guarantees to each Holder of a Guaranteed Series of Securities (which Security has been authenticated and delivered by the Trustee), and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Guaranteed Series of Securities, or the obligations of the Issuer hereunder or thereunder, that:

(1)            the principal of and premium, if any, and interest on the Guaranteed Series of Securities will be promptly paid in full when due, whether at Maturity, or by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Guaranteed Series of Securities, if any, if lawful, and all other obligations of the Issuer to the Holders of Guaranteed Series of Securities, or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Guaranteed Series of Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            To the extent permissible under applicable law, the obligations of the Guarantor under the Guaranteed Series of Securities are unconditional, irrespective of the validity, regularity or enforceability of the Guaranteed Series of Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Guaranteed Series of Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. To the extent permitted by applicable law, the Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Guaranteed Series of Securities will not be discharged except by complete performance of the obligations contained in the Guaranteed Series of Securities and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, the Guaranteed Series of Securities, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)            The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantor, on the one hand, and the Holders of Guaranteed Series of Securities and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guaranteed Series of Securities, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantor for the purpose of the Guaranteed Series of Securities.

SECTION 10.02. Limitation of Guarantee. The Guarantor, and by its acceptance of a Guaranteed Series of Securities, each Holder thereof, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or State law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, to the extent permitted under applicable law, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the Guarantor in respect of the obligations of the Guarantor under this Article Ten, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03. Execution and Delivery of Guarantee Notation. To evidence its Guarantee set forth in Section 10.01 hereof, the Guarantor hereby agrees that a notation of Guarantee substantially in the form set forth in Exhibit A hereto or in such other form as shall be established by or pursuant to a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, shall be executed on behalf of the Guarantor by an Officer of the Guarantor on each Guaranteed Series of Securities authenticated and delivered by the Trustee.

The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to execute a notation of Guarantee on any such Guaranteed Series of Securities.

The delivery of any Guaranteed Series of Securities by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee of such Guaranteed Series of Securities set forth in this Indenture on behalf of the Guarantor.

SECTION 10.04. Release of Guarantee. Any Guarantee shall be automatically and unconditionally released: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of the Guarantor (other than to the Issuer or any Affiliate of the Issuer); or (ii) upon the sale or disposition of all or substantially all the property of the Guarantor (other than to any Affiliate of the Issuer). A Guarantee also shall be released with respect to a Guaranteed Series of Securities as provided in the Board Resolution, supplemental indenture or Officer’s Certificate establishing such Series pursuant to Section 2.02. Any Guarantee, with respect to a Guaranteed Series of Securities, also will be released if the Issuer exercises its Legal Defeasance or its Covenant Defeasance option with respect to such Series as set forth in Article Eight, or if the Issuer’s obligations under this Indenture with respect to such Series are discharged as set forth in Section 8.08. The Issuer will give written notice as promptly as practicable to the Trustee of the automatic release of any Guarantee pursuant to this Section 10.04. At the Issuer’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that such documents, instructions or instruments are permitted or authorized by this Indenture.

ARTICLE ELEVEN.
MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. The Guarantor in addition to performing its obligations under its Guarantee shall perform such other obligations as may be imposed on it with respect to this Indenture under the TIA.

SECTION 11.02. Notices. Any notice or communication shall be in writing (including facsimile and .pdf transmission) and delivered in person or sent by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) addressed as follows:

If to the Issuer or the Guarantor:

Physicians Realty Trust

309 N. Water Street, Suite 500

Milwaukee, Wisconsin 53202

Attention: John T. Thomas

Facsimile: (414) 978-6550

with copies (which shall not constitute notice) to:

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, IL 60601

Attention: Christopher M. Bartoli

Facsimile: (312) 698-2055

If to the Trustee:

U.S. Bank National Association

1555 North RiverCenter Drive, Suite 203

Milwaukee, WI 53212

Attention: Global Corporate Trust Services

Facsimile: (414) 905-5049

with copies (which shall not constitute notice) to:

Stinson Leonard Street LLP

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

Attention: Adam D. Maier

Facsimile: (612) 335-1458

The Issuer, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Guarantor , as applicable, to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Guarantor, as applicable, shall furnish to the Trustee:

(1)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            The ownership of bearer securities may be proved by the production of such bearer securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the bearer securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such bearer securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Issuer may assume that such ownership of any bearer security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same bearer security is produced, (ii) such bearer security is produced to the Trustee by some other Person, (iii) such bearer security is surrendered in exchange for a registered security or (iv) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which the Trustee deems sufficient.

(d)            The ownership of registered securities shall be proved by the register maintained by the Registrar.

(e)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of a Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such a Security.

(f)            If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(g)            The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.09. No Recourse Against Others. No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Issuer or the Guarantor, shall have any liability for any obligations of the Issuer under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security (including the Guarantees), each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.10. Successors. All agreements of the Issuer and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.13. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

SECTION 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.16. Electronic Transactions. The parties hereto agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

ARTICLE TWELVE.
SUBORDINATION

This Article Twelve shall apply only to a Series of Securities that is indicated in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 as being Subordinated Securities and only for so long as, and to the extent of, such Subordinated Securities.

SECTION 12.01. Agreement to Subordinate. The Issuer covenants and agrees, and each Holder of Subordinated Securities of any Series by such Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on, and mandatory sinking fund payments, if any, in respect of each and all of the Subordinated Securities of such Series shall be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Subordinated Securities of such Series pursuant to clause (x) of Section 2.02 hereof, in right of payment to the prior payment in full of all Senior Debt with respect to such Series.

SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation, dissolution or winding up of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

(a)            the holders of Senior Debt will be entitled to receive payment in full in cash, or such payment shall be duly provided for the satisfaction of the holders of the Senior Debt, before the Holders of the Subordinated Securities are entitled to receive any payment of principal of or interest on the Subordinated Securities, except that Holders of the Subordinated Securities may receive and retain shares of stock and any debt securities that are subordinated to the Senior Debt to at least the same extent as the Subordinated Securities; and

(b)            until the Senior Debt is paid in full in cash, or such payment shall be duly provided for the satisfaction of the holders of the Senior Debt, any distribution (other than distributions specified in clause (a) above that may be retained by Holders of the Subordinated Securities) to which Holders of the Subordinated Securities would be entitled but for this Article Twelve will be made to holders of the Senior Debt as their interests may appear.

SECTION 12.03. Effect of Legal Defeasance, Covenant Defeasance or Satisfaction and Discharge on Subordination Provisions. Unless otherwise expressly established pursuant to Section 2.02 with respect to the Subordinated Securities of any Series, the provisions of Section 12.01 hereof, insofar as they pertain to the Subordinated Securities of such Series, and the Subordination Provisions established pursuant to clause (x) of Section 2.02 with respect to such Series, are hereby expressly made subject to the provisions for legal defeasance, covenant defeasance and satisfaction and discharge set forth in Article Eight hereof and, anything to the contrary notwithstanding, upon the effectiveness of legal defeasance, covenant defeasance or satisfaction and discharge pursuant to Article Eight with respect to the Securities of such Series, such Securities shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Section 12.01 or the Subordination Provisions established pursuant to clause (x) of Section 2.02 with respect to such Series and, without limitation to the foregoing, all moneys, U.S. Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on, and mandatory sinking fund payments, if any, with respect to the Securities of such Series as and when the same shall become due and payable notwithstanding the provisions of Section 12.01 or the Subordination Provisions.

(signature pages follow)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PHYSICIANS REALTY L.P.
By: Physicians Realty Trust, its General Partner

By:	/s/ Jeff N. Theiler
	Name:	Jeff N. Theiler
	Title:	Executive Vice President and Chief Financial Officer

PHYSICIANS REALTY TRUST

By:	/s/ Jeff N. Theiler
	Name:	Jeff N. Theiler
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven F. Posto
	Name:	Steven F. Posto
	Title:	Vice President

Exhibit A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

% Securities due

CUSIP

ISIN

COMMON CODE

No. $

PHYSICIANS REALTY L.P. promises to pay to CEDE & CO. or registered assigns, the principal sum: $                  (                   MILLION DOLLARS AND NO CENTS), as such amount may be increased or decreased as set forth in the Schedule of Increase or Decrease in Principal Amount of Global Security attached hereto, on .

Interest Payment Dates:                                    and                                    , commencing on                                    .

Record Dates:                                    and                                    .

Additional provisions of this Security are set forth on the other side of this Security.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

PHYSICIANS REALTY L.P.
By: Physicians Realty Trust, its General Partner

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

PHYSICIANS REALTY L.P.

% Securities due

1.             Indenture

This Security is one of a duly authorized issue of Securities of the Issuer, designated as its ______% Securities due _______ (herein called the “Securities”), issued and to be issued under an indenture, dated as of __________________ (herein called the “Indenture”), among PHYSICIANS REALTY L.P., a Delaware limited partnership(such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), PHYSICIANS REALTY TRUST as guarantor (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto relevant to the Securities reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Securities. Capitalized terms used but not defined in this Security shall have the meanings ascribed to them in the Indenture.

Each Security is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Security is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Securities and the Indenture, the provisions of the Indenture shall govern.

2.             Interest

The Issuer promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on and of each year, commencing                                    . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                  . Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

3.             Paying Agent, Registrar and Service Agent

Initially, the Trustee will act as Paying Agent, registrar and service agent. The Issuer may appoint and change any Paying Agent, registrar or co-registrar and service agent without notice. The Issuer or any of its Subsidiaries may act as Paying Agent, registrar, co-registrar or service agent.

4.             Defaults and Remedies; Waiver

If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities, subject to certain limitations, may declare the principal of, premium if any, and accrued and unpaid interest on all the Securities due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Securities.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnification. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.

At any time after the principal of the Securities shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Securities then outstanding under the Indenture, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if any and all existing Events of Default under the Indenture with respect to the Securities, other than the nonpayment of principal, premium, or interest on Securities that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

5.             Amendment

The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture or this Security and the modification of the rights and obligations of the Issuer or the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Guarantor and the Trustee without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) affected thereby. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities by written notice to the Trustee to waive an existing Default with respect to the Securities and its consequences except a continuing Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.

6.             Obligations Absolute

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

7.             [Sinking Fund

The Securities will not have the benefit of any sinking fund.]

8.             Denominations; Transfer; Exchange

The Securities are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. When Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Securities.

The Issuer and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of Securities selected for redemption and ending at the close of business on the day of such sending or (b) to register the transfer or exchange of Securities selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

9.             Further Issues

The Issuer may from time to time, without the consent of the Holders of the Securities and in accordance with the Indenture, provide for the issuance of additional Securities.

10.           [Optional Redemption

The Securities may be redeemed at the Issuer’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, on the terms set forth in the Indenture.]

11.            Persons Deemed Owners

The ownership of Securities shall be proved by the register maintained by the Registrar.

12.            No Recourse Against Others

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Issuer or the Guarantor shall have any liability for any obligations of the Issuer under the Securities or the Indenture, or the Guarantor under its Guarantee or the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Securities.

13.           Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture with respect to the Securities if the Issuer deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or Maturity, as the case may be.

14.            Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or, if then held by the Issuer, shall be discharged from such trust. Thereafter the Holder of such Security shall look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

15.           Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities is guaranteed by the Guarantor to the extent set forth in the Indenture.

16.           Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights.

17.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.           [CUSIP Numbers, etc.

The Issuer has caused CUSIP, ISIN or Common Code numbers to be printed on the Securities and has directed the Trustee to use CUSIP, ISIN or Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.]

ASSIGNMENT FORM

For value received hereby sell(s), assign(s) and transfer(s) unto (please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints attorney to transfer the said Security on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

INCREASES OR DECREASES IN PRINCIPAL

AMOUNT OF GLOBAL NOTE

The initial principal amount of this Global Security is $___________. The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Remaining Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

[If a Security to which Article Ten has been made applicable, insert the following Form of Notation on such Security relating to the Guarantee—

The Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Issuer.

The obligations of the Guarantor to the Holders of Securities of this series and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Guarantor:

PHYSICIANS REALTY TRUST

By: